SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                   FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

           MORGAN STANLEY                   MORGAN STANLEY CAPITAL TRUST VI
     (Exact Name of Registrant                 (Exact Name of Registrant
    as Specified in Its Charter)       as Specified in Its Certificate of Trust)
              DELAWARE                                 DELAWARE
     (State of Incorporation or                 (State of Incorporation
           Organization)                           or Organization)
             36-3145972                               13-7308501
          (I.R.S. Employer                         (I.R.S. Employer
        Identification No.)                       Identification No.)

1585 Broadway
New York, New York                                       10036
-------------------------------------  -----------------------------------------
(Address of Principal Executive                        (Zip Code)
Offices)

If this form relates to the            If this form relates to the registration
registration                           of a class of securities pursuant to
of a class of securities pursuant to   Section 12(g) of the Exchange Act and
Section 12(b) of the Exchange Act      is effective pursuant to General
and is effective pursuant of General   Instruction A.(d), please check the
Instruction A.(c), please check the    following box. |_|
following box. |X|

Securities Act registration statement file numbers to which this form relates:
333-129243 and 333-129243-05
----------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                     Name of Each Exchange on Which
to be so Registered                     Each Class is to be Registered
-------------------                     ------------------------------

Capital Securities                      New York Stock Exchange, Inc.
(and the Guarantee with respect
thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                             ----------------------
                               (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrants' Securities to be Registered.

     The classes of securities registered hereby consists of (i) the 6.60% Capital Securities (the "Capital Securities") representing preferred undivided beneficial interests in the assets of Morgan Stanley Capital Trust VI, a statutory trust formed under the laws of the State of Delaware (the "Trust") and
(ii) the Guarantee with respect thereto (the "Guarantee") by Morgan Stanley.

     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Capital Securities" and "Description of Guarantees" in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-129243 and 333-129243-05) filed with the Securities and Exchange Commission (the "Commission") on October 25, 2005, as amended by Amendment No. 1 thereto filed with the Commission on November 14, 2005, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"), and (b) "Description of Capital Securities" and "Description of Guarantee" in the prospectus supplement dated January 19, 2006 covering the Capital Securities which was filed on January 20, 2006 pursuant to Rule 424(b) under the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference.



Item 2.     Exhibits.

2.1         Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust, dated September 24, 2001 (referenced in Exhibit 4-gg to the Registration Statement, and incorporated by reference to Exhibit 4-pp to Registration Statement No. 333-83616).

2.3 Trust Agreement of the Trust, dated September 24, 2001 (referenced in Exhibit 4-ll to the Registration Statement, and incorporated by reference to Exhibit 4-xx to Registration Statement No. 333-83616).

2.4 Form of Amended and Restated Trust Agreement of the Trust used in connection with the issuance of the Capital Securities (referenced in Exhibit 4-qq to the Registration Statement, and incorporated by reference to Exhibit 4-vv to Registration Statement No. 333-117752).

2.5 Form of Capital Securities Guarantee (referenced in Exhibit 4-uu to the Registration Statement, and incorporated by reference to Exhibit 4-zz to Registration Statement No. 333-117752).

2.6* Junior Subordinated Indenture, dated as of October 1, 2004, between Morgan Stanley and The Bank of New York, as trustee.

2.7 Form of Capital Security (referenced in Exhibit 4-ss to the Registration Statement, and incorporated by reference to Exhibit 4-xx to Registration Statement No. 333-117752).


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


2.8*        Junior Subordinated Debenture.

2.9*        Underwriting Agreement for Capital Securities.


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*   Filed herewith


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


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2006

                                    MORGAN STANLEY CAPITAL TRUST VI


                                    By:  /s/ Alexander C. Frank
                                        ---------------------------------
                                        Name:  Alexander C. Frank
                                        Title: Administrator


                                    MORGAN STANLEY


                                    By:  /s/ Jai Sooklal
                                        ---------------------------------
                                        Name:  Jai Sooklal
                                        Title: Assistant Treasurer


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